UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011 (April 11, 2011)

GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The consent solicitation of Grubb & Ellis Company (the “Company”) with respect to its 7.95% Senior Convertible Notes Due 2015 (the “Notes”), which the Company initially launched on March 8, 2011 to seek the approval to amend certain provisions in Section 9.01 (Events of Default) of the Indenture, dated as of May 7, 2010 (the “Indenture”) which governs the Notes, expired at 5:00 p.m., New York City time, on April 11, 2011. The Company did not receive the requisite consents from the holders of the Notes to amend the Indenture and accordingly, the Indenture remains unchanged. The Company retains the right to re-solicit consents pursuant to a new consent solicitation at a future date should it choose to do so.

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer, solicitation or sale of such securities in any state in which such offer, solicitation or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By: /s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief
Financial Officer

Dated: April 12, 2011